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                                                                    EXHIBIT 99.2
                                                                    ------------

                          FIRST UNITED BANCSHARES, INC.
                           Main and Washington Streets
                            El Dorado, Arkansas 71730

                          SPECIAL SHAREHOLDERS MEETING
                                ___________, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholders of FIRST UNITED BANCSHARES, INC., hereby constitutes and appoints JAMES V. KELLEY and JOHN G. COPELAND, or either of them, the true and lawful agent and attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock owned by the undersigned or registered in the name of the undersigned on _______, 2000 at the Special Meeting of Shareholders to be held on __________, 2000 at 2:00 p.m. (Central Time) or at any and all adjournments thereof.

Proposal 1: To approve and adopt the Agreement and Plan of Merger, dated as of
            April 16, 2000 and amended as of May 15, 2000, between First United Bancshares, Inc. and BancorpSouth, Inc., providing for the merger of First United Bancshares, Inc. with and into BancorpSouth, Inc., as described in the Joint Proxy Statement/Prospectus dated _____, 2000.

      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders or any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.


                                 Dated:   ______________________, 2000


                                          _________________________________
                                          (signature)


                                          _________________________________
                                          (signature if jointly held)

   Please sign exactly as the name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign in full corporate name and have signed by the president or other duly authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

   Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

   IF YOU PLAN ON ATTENDING THE SPECIAL SHAREHOLDERS MEETING IN PERSON, PLEASE INDICATE SO BY CHECKING THE FOLLOWING BOX. |_|